May 7, 2008 ShengdaTech, Inc. Announces First Quarter 2008 Results	1

Contact:

Crocker Coulson, President
CCG Elite Investor Relations
646-213-1915
crocker.coulson@ccgir.com
www.ccgelite.com

For Immediate Release

ShengdaTech, Inc. Announces First Quarter Results

Taian City, Shandong Province, PRC - May 7, 2008 - ShengdaTech Inc. (NASDAQ GS: SDTH), a leading manufacturer of nano precipitated calcium carbonate (NPCC) in the People’s Republic of China (PRC) and a major manufacturer of coal-based chemical products in Tai’an City, Shandong Province, PRC, today reported financial results for the first quarter ended March 31, 2008.

First Quarter 2008 Highlights
o	Revenue increased 28.7% year-over-year to $28.6 million
o	Gross margin increased 3.8 percentage points year-over-year to 35.2%
o	Net income increased 37.1% year-over-year to $7.4 million, or $0.14 per diluted share
o	Developed new NPCC products for use in polyethylene (PE) plastic products and color inkjet paper
o	Completed construction of three new 20,000 metric ton stainless steel NPCC production lines, increasing current annual capacity to 190,000 metric tons
o	Added eleven domestic customers and three international customers
o	Upgraded listing to NASDAQ Global Select

Revenues for the first quarter of 2008 increased to $28.6 million, up 28.7% from $22.2 million in the same quarter of 2007. On a sequential basis, revenues were slightly down (0.2%) from the fourth quarter 2007 due to the first quarter of 2008, having ten fewer shipping days as a result of the closure of the NPCC factories in Xianyang City, Shaanxi Province due to a snowstorm and a one-week closure for the Chinese New Year holiday. These were partially offset by stronger growth of chemical products in the first quarter of 2008 due to increasing demand for chemical products in China. The NPCC segment contributed 47.0% of total revenue in the quarter and the chemical segment contributed the remaining 53.0%, compared to 40.5% and 59.5%, respectively, in the same period a year ago.

“We are pleased to report year-over-year growth in revenue and net income due to continued strong market demand for our NPCC products and chemical products,” Mr. Xiangzhi Chen, President and CEO of ShengdaTech, commented. “In the first quarter of 2008, we added eleven new domestic customers including three tire manufacturers, two PVC producers, two latex producers and four adhesive manufacturers. We also successfully added three new international customers in Vietnam, Malaysia and Thailand, for NPCC used in PVC, polyethylene and paper. In addition, our existing NPCC lines all reached full operating capacity this quarter, plus, we completed construction of three new stainless steel NPCC production lines at the end of the quarter, increasing annual capacity by 60,000 metric tons.”

May 7, 2008 ShengdaTech, Inc. Announces First Quarter 2008 Results	2

Revenue from NPCC products increased 49.6% to $13.4 million in the first quarter of 2008 from $9.0 million in the first quarter of 2007. The increase in year-over-year revenue was due to the addition of 40,000 metric tons of NPCC capacity in July 2007, which was operating at full utilization during the first quarter of 2008. Total volume of NPCC sold during the first quarter of 2008 was 33,716 metric tons, up 10,465 metric tons, or 45.0%, from 23,251 metric tons in the first quarter of 2007. NPCC for use in tires and PVC represented the majority of the NPCC sales at 43.7% and 36.1% of total NPCC revenue, respectively. NPCC for use in latex increased 5.5% sequentially, representing 10.6% of total NPCC revenue. Sales results from our newest NPCC application area, paper manufacturing, experienced the strongest sequential growth contributing 4.8% of total NPCC revenue, while NPCC used in the production of printing ink, paint, and PE generated 4.8% of NPCC revenue.

Revenue from chemical products increased 14.6% to $15.1 million in the first quarter 2008 from $13.2 million in the comparable quarter in 2007. Sales of ammonia bicarbonate, representing 36.1% of the chemical segment’s revenue, increased 47.8% sequentially. While demand for fertilizers in winter, from December to next February, is normally not as strong as the other seasons, we did experience stronger market demand and an increase in market prices during this quarter. Liquid ammonia and methanol represented 33.4% and 15.5%, respectively, of the chemical segment’s revenue, and melamine contributed the remaining 14.9% of chemical segment revenue during the quarter.

Gross profit in the first quarter of 2008 was $10.1 million, up 44.3% from $7.0 million in the first quarter 2007. Gross margin for the quarter was 35.2% compared to 31.4% for the same period in 2007. The chemical segment benefited from strong pricing for ammonia bicarbonate and liquid ammonia resulting in gross margin of 30.1%, up 5.2 percentage points from 24.9% in the same period in 2007. Gross margin for the NPCC segment was 41.1% in the first quarter, relatively unchanged from 41.0% in the same quarter last year. Sequentially, gross margin for the NPCC segment decreased slightly from 42.6% in the fourth quarter of 2007, due to a combination of increased depreciation expenses, higher limestone prices and fewer manufacturing days in the first quarter of 2008.

Selling expenses in the first quarter of 2008 were $0.4 million, or 1.5% of revenue, down from $0.5 million, or 2.2% of revenue, in first quarter 2007. General and administrative (G&A) expenses were $0.7 million or 2.6% of revenue, compared to $0.5 million, or 2.1% of revenue, in the same period last year. The increase in G&A expense was attributed mainly to higher professional and legal expenses, cost related to the NASDAQ upgrade, and higher research and development expenses.

Operating income in the first quarter of 2008 was $8.9 million, up 47.8% from $6.0 million in the same period a year ago. Operating margin was 31.1% compared to 27.1% in the first quarter of 2007.

May 7, 2008 ShengdaTech, Inc. Announces First Quarter 2008 Results	3

Provision for income tax in the first  quarter of 2008 was $1.5 million, up from $0.7 million in the first quarter of 2007. The significant increase was due to the end of the two-year phase of the income tax holiday at the Company’s Xiangyang factory, which began paying taxes at the 50% level (or 16.5% of taxable income) beginning in 2008 and through 2010. For our facilities in Shandong, we began to pay a tax rate of 16.5% in 2007 and will continue through 2009.

Net income in the first quarter of 2008 was $7.4 million, up 37.1% from $5.4 million in the same period a year ago. Fully diluted earnings per share for the first quarter 2008 were $0.14, compared to $0.10 the same period last year.

Financial Condition

As of March 31, 2008, ShengdaTech had $18.4 million in cash and cash equivalents, $13.0 million in working capital and $0.8 million in long-term payables. Net cash provided by operating activities for the period was $15.3 million. Shareholders’ equity stood at $100.3 million, up from $89.0 million at year end 2007.

Recent Events

On April 14, 2008, ShengdaTech announced it successfully started production and shipment of products from its three new stainless steel NPCC lines with an annual capacity of 60,000 metric tons of NPCC at the Xiangyang factory in Shaanxi Province. This brings yearly NPCC production capacity to 190,000 metric tons.

Subsequent to March, 2008, Shengdatech determined the need to restate its 2007 financial results to correct an overstatement of advances paid to suppliers and an understatement of property and equipment in the amount of $17.2 million as reported in its December 31, 2007 consolidated financial statements. The Company concluded that advances made for production equipment used in the new NPCC factory should have been treated as construction in progress within property and equipment. As a result, the Company restated its financial statements for the year ended December 31, 2007.

Business Outlook

ShengdaTech began production at its three new stainless steel NPCC lines in Xianyang City, Shanxi Province in early April 2008. Each line has 20,000 metric tons of annual production capacity and is expected to ramp up to full capacity by August 2008. The Company’s R&D staff continues to develop new applications for NPCC and recently made a significant breakthrough in the development of a new NPCC product for use in asphalt. The Company expects to formally introduce this innovative new product to the market in the near future. ShengdaTech is developing other NPCC applications such as epoxy resin and automobile undercoating paints. In addition, the Company is expanding the applications of NPCC as a coating for a variety of paper grades and as an additive used in paper manufacturing.

ShengdaTech is actively exploring potential sites in eastern China for its next phase of NPCC expansion, which will have an annual capacity of 120,000 MT. Construction on the first phase of 60,000 MT is expected to begin in August 2008, and production beginning in July or August 2009.

May 7, 2008 ShengdaTech, Inc. Announces First Quarter 2008 Results	4

“Demand for our NPCC and chemical products remains strong. We will continue growing our NPCC business by expanding capacity, developing new, higher-end applications and by continuing to market our proven value proposition to increase penetration in our domestic market, while significantly expanding our international sales,” commented Mr. Chen. “We are aggressively evaluating acquisition candidates in the coal-based chemical business and exploring potential sites in eastern China for the next phase of our NPCC expansion. Our new facility will be in close proximity to a high-quality limestone quarry in order to produce high-quality NPCC products while reducing raw material cost. The new facility will also be close to a sea harbor which facilitates our exports.”

Conference Call

ShengdaTech will host a conference call at 9:00am EST on Wednesday, May 7, 2008, to discuss the 2008 first quarter financial results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-800-8648. International callers should dial 617-614-2702. The pass code for the call is 57707021. If you are unable to participate in the call at this time, a replay will be available on Wednesday, May 7, 2008 at 11:00AM EDT through Wednesday, May 21, 2008. To access the replay, dial 888-286-8010, international callers should dial 617-801-6888. The conference pass code is 21762813. This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.shengdatechinc.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90- day replay will be available shortly after the call by accessing the same link.

About ShengdaTech, Inc.

ShengdaTech, Inc. (“The Company”) is engaged in the business of manufacturing, marketing and selling a variety of nano precipitated calcium carbonate ("NPCC") products and coal-based chemicals for use in various applications. The Company converts limestone into NPCC using its proprietary technology. The unique chemical and physical attributes make NPCC a valuable ingredient in tires, paints, polyvinyl chloride ("PVC") building materials and other products. It enhances the durability of many products by increased strength, heat resistance, and dimension stabilization. The Company is also engaged in the manufacture and sale of coal-based chemical products namely ammonium bicarbonate, liquid ammonia, melamine and methanol. The Company markets and sells its coal-based products mainly for chemical fertilizers and raw materials in the production of organic and inorganic chemical products, including formaldehyde and pesticides.

May 7, 2008 ShengdaTech, Inc. Announces First Quarter 2008 Results	5

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by ShengdaTech on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the Company’s ability to prepare for growth, the Company’s planned manufacturing capacity expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the tire industry, changes in composition of tires, pricing and demand trends for the Company’s chemical products, changes to government regulations, risk associated with operation of the Company’s new manufacturing facility, risk associated with large scale implementation of the new NPCC manufacturing process, the ability to attract new customers, ability to increase its product’s applications, ability of its customers to sell products, cost of raw material, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

-financial tables follow-

May 7, 2008 ShengdaTech, Inc. Announces First Quarter 2008 Results	6

SHENGDATECH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(unaudited)

	For the Three Months Ended
	March 31,
	2008	2007

Sale of Products	$28,552,904	$22,180,271
Cost of Products Sold	18,489,835	15,205,686

Gross Profit	10,063,069	6,974,585

Operating Expenses:
Selling expense	441,838	484,840
General and administrative expense	729,761	472,091
Total Operating Expenses	1,171,599	956,931

Income from Operations	8,891,470	6,017,654

Other Income (Expense):
Interest income	36,155	67,737
Non-operating expense	(10,060)	-
Net Other Income	26,095	67,737

Income Before Income Taxes	8,917,565	6,085,391
Provision for income taxes	1,502,579	678,763

Net Income	$7,414,986	$5,406,628

Other comprehensive income:
Foreign currency translation adjustments	3,876,281	585,217
Comprehensive income	$11,291,267	$5,991,845

Earnings Per Share:
Basic	$0.14	$0.10
Diluted	$0.14	$0.10
Weighted Average Shares Outstanding:
Basic	54,202,036	54,095,103
Diluted	54,202,036	54,160,423

May 7, 2008 ShengdaTech, Inc. Announces First Quarter 2008 Results	7

SHENGDATECH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2008	2007
		(Restated)
ASSETS
Current Assets
Cash and cash equivalents	$18,379,109	$26,366,568
Trade accounts receivable, less allowance for doubtful accounts of $0	6,694,238	7,889,001
Other receivables	22,505	13,962
Advances to suppliers	8,931	2,249,867
Inventory	1,965,496	1,955,384
Receivable from related parties	1,783	1,712
Total Current Assets	27,072,062	38,476,494

Property and Equipment, net of accumulated depreciation of $7,104,365 and $6,126,393, respectively	88,013,742	62,343,416
Land use rights, net of accumulated amortization of $1,610 and $1,031, respectively	128,647	124,028
TOTAL ASSETS	$115,214,451	$100,943,938

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$7,566,112	$5,296,530
Other payables and accrued expenses	3,283,613	3,276,473
Income and other taxes payable	3,030,519	2,303,402
Payable to related parties	201,556	1,064,348
Total Current Liabilities	14,081,800	11,940,753
Long-term Payables	838,199	-
Total Liabilities	14,919,999	11,940,753
Shareholders' Equity
Preferred stock - $0.00001 par value; 10,000,000 shares authorized; no shares outstanding	-	-
Common stock - $0.00001 par value; 100,000,000 shares authorized; 54,202,036 shares outstanding	541	541
Additional paid-in capital	21,616,469	21,616,469
Statutory reserves	5,642,419	5,642,419
Retained earnings	62,292,031	54,877,045
Accumulated other comprehensive income	10,742,992	6,866,711
Total Shareholders' Equity	100,294,452	89,003,185
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$115,214,451	$100,943,938

May 7, 2008 ShengdaTech, Inc. Announces First Quarter 2008 Results	8

SHENGDATECH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Three Months Ended
	March 31,
	2008	2007
Cash Flows from Operating Activities:
Net income	$7,414,986	$5,406,628
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	708,363	399,396
Changes in assets and liabilities:
Accounts receivable	1,490,126	635,602
Other receivables	(7,792)	115,839
Advances to suppliers	2,284,527	(3,467,453)
Inventory	69,648	183,709
Trade accounts payable	2,825,851	582,153
Other payables and accrued expenses	(111,919)	(73,987)
Income and other taxes payable	617,865	675,279
Advances from customers	-	(120,635)
Net Cash provided by Operating Activities	15,291,655	4,336,531

Cash Flows from Investing Activities:
Purchase of property and equipment and
construction in progress	(23,293,031)	(98,409)
Net Cash used in Investing Activities	(23,293,031)	(98,409)

Cash Flows from Financing Activities:
Changes in related party receivable / payable	(887,635)	(493,739)
Net Cash used in Financing Activities	(887,635)	(493,739)

Effect of Exchange Rate Changes in Cash	901,552	357,626

Net Change in Cash	(7,987,459)	4,102,009
Cash and Cash Equivalents at Beginning of Period	26,366,568	34,684,142
Cash and Cash Equivalents at End of Period	$18,379,109	$38,786,151

Supplemental Cash Flow Disclosures:
Cash paid for income taxes	$735,611	$-